Exhibit 99.3

COUPA SOFTWARE INCORPORATED

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On December 7, 2018 (“Closing Date”), Coupa Software Incorporated (“Coupa” or the “Company”) acquired all the outstanding equity securities of Hiperos, LLC, a Delaware limited liability company, and GTCR/Opus Blocker Corp., a Delaware corporation, (together herein referred to as “Hiperos”) for a purchase price of approximately $95 million in cash, subject to adjustments based on the amount of working capital of Hiperos and other matters for up to 90 days following the transaction closing date (the “Acquisition” or the “Transaction”). Immediately prior to the Acquisition, Hiperos distributed its existing 100% interest in Alacra, LLC (“Alacra”) to its parent company, Opus Global Holding, LLC (“Opus”). The following unaudited pro forma condensed combined balance sheet of the Company as of October 31, 2018 and the unaudited pro forma condensed combined statements of operations of the Company for the year ended January 31, 2018 and the nine months ended October 31, 2018 are based on the historical financial statements of the Company and Hiperos using the acquisition method of accounting, after giving effect to the distribution of Alacra to Opus.

The unaudited pro forma condensed combined balance sheet as of October 31, 2018 gives effect to the Acquisition as if it had occurred on October 31, 2018 and includes all adjustments that give effect to events that are directly attributable to the Acquisition and are factually supportable. The unaudited pro forma condensed combined statements of operations for the year ended January 31, 2018 and the nine months ended October 31, 2018 give effect to the Acquisition as if it had occurred on February 1, 2017 and includes all adjustments that give effect to events that are directly attributable to the Acquisition, are expected to have a continuing impact, and are factually supportable.

The unaudited pro forma condensed combined financial statements are presented for informational purposes only, in accordance with Article 11 of Regulation S-X, and are not intended to represent or to be indicative of the income or financial position that the Company would have reported had the Acquisition been completed as of the dates set forth in the unaudited pro forma condensed combined financial statements for a number of reasons, including but not limited to expected cost savings from operating efficiencies, synergies, and the impact of incremental costs incurred in integrating the two companies. The unaudited pro forma condensed combined balance sheet does not purport to represent the future financial position of the Company and the unaudited pro forma condensed combined statements of operations do not purport to represent the future results of operations of the Company. In addition, as permitted by Regulation S-X, the unaudited pro forma condensed combined statements of operations combine Hiperos’s consolidated statements of operations for the year ended December 31, 2017 and nine months ended September 30, 2018, with the Company’s consolidated financial statements for the year ended January 31, 2018 and the nine months ended October 31, 2018 given the comparable fiscal periods differ by fewer than 93 days.

The unaudited pro forma condensed combined financial statements reflect management’s preliminary estimates of the fair value of purchase consideration and the fair values of tangible and intangible assets acquired and liabilities assumed in the Acquisition, with the remaining estimated purchase consideration recorded as goodwill. Independent valuation specialists have conducted an analysis to assist management of the Company in determining the fair value of the assets acquired and liabilities assumed. The Company’s management is responsible for these third-party valuations and appraisals. Since these unaudited pro forma condensed combined financial statements have been prepared based on preliminary estimates of the fair value of purchase consideration and fair values of assets acquired and liabilities assumed, the actual amounts recorded may differ materially from the amounts used in the pro forma condensed combined financial statements.

The historical financial information has been adjusted to give effect to matters that are (i) directly attributable to the Acquisition, (ii) factually supportable and (iii) with respect to the statements of operations, expected to have a continuing impact on the operating results of the combined company. The unaudited pro forma condensed combined statements of operations exclude non-recurring items directly related to the Acquisition. The unaudited pro forma condensed combined balance sheet and pro forma condensed combined statements of operations exclude balances specifically identified with the operations of Alacra which was disposed of through distribution immediately prior to the acquisition. The unaudited pro forma condensed combined financial information is based upon currently available information and estimates and assumptions that Coupa management believes are reasonable as of the date hereof. Any of the factors underlying these estimates and assumptions may change or prove to be materially different.

These unaudited pro forma condensed combined financial statements should be read in conjunction with the following:

•	The accompanying notes to the unaudited pro forma condensed combined financial statements

•	The Company’s historical audited consolidated financial statements and notes thereto contained in the Company’s Annual Report on Form 10-K for the year ended January 31, 2018;

•

The Company’s historical unaudited condensed consolidated financial statements and notes thereto contained in the Company’s Quarterly Report on Form 10-Q as of and for the nine months ended October 31, 2018;

•	Hiperos’s audited consolidated financial statements and notes thereto for the year ended December 31, 2017, included in Exhibit 99.1 to the Current Report on Form 8-K of the Company; and

•

Hiperos’s unaudited condensed consolidated financial statements as of September 30, 2018 and for the nine months ended September 30, 2018 and 2017, included in Exhibit 99.2 to the Current Report on Form 8-K of the Company.

•	The Current Report on Form 8-K of the Company to which these unaudited pro forma condensed combined financial statements are included as Exhibit 99.3;

COUPA SOFTWARE INCORPORATED

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF OCTOBER 31, 2018

(in thousands)

	Coupa Historical	Hiperos Historical	Disposal of Alacra (Note A)	Pro Forma Adjustments	Notes	Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$227,606	$2,489	$(909)	$(94,842)	B	$134,344
Marketable securities	178,686	—	—	—		178,686
Accounts receivable, net of allowances	50,526	8,799	(4,251)	—		55,074
Prepaid expenses and other current assets	13,480	728	(426)	—		13,782
Deferred commissions, current portion	6,029	—	—	—		6,029

Total current assets	476,327	12,016	(5,586)	(94,842)		387,915
Property and equipment, net	8,583	547	(211)	(336)	C	8,583
Deferred commissions, net of current portion	14,998	—	—	—		14,998
Goodwill	125,621	74,659	(24,808)	(49,851)	D	212,124
				86,503	E
Intangible assets, net	41,189	24,098	(8,233)	1,720	F	58,774
Other assets	7,090	—	—	816	G	7,906

Total assets	673,808	111,320	(38,838)	(55,990)		690,300

Liabilities and Stockholder’s Equity
Current liabilities:
Accounts Payable	4,037	1,725	(904)	—		4,858
Accrued expenses and other current liabilities	34,068	2,913	(1,608)	5,667	H	41,007
				(33)	I
Deferred revenue, current portion	128,683	15,700	(5,179)	(2,059)	J	137,145
Convertible senior notes, net	171,605	—	—	—		171,605
Due to Opus Global	—	5,482	(5,969)	487	K	—

Total current liabilities	338,393	25,820	(13,660)	4,062		354,615

Deferred revenue, net of current portion	1,430	—	—	—		1,430
Debt	—	4,050	—	(4,050)	B	—
Other liabilities	22,464	—	—	1,000	G	23,464

Total Liabilities	362,287	29,870	(13,660)	1,012		379,509

Stockholders’ equity
Preferred stock	—	—	—	—		—
Common stock	6	—	—	—		6
Additional paid-in capital	550,113	—	—	—		550,113
Members’ equity	—	81,450	(25,178)	(49,851)	D	—
				(4,937)	H
				(487)	K
				(997)	L
Accumulated other comprehensive loss	(311)	—	—	—		(311)
Accumulated deficit	(238,287)	—	—	(730)	H	(239,017)

Total stockholders’ equity	311,521	81,450	(25,178)	(57,002)		310,791

Total liabilities and stockholders’ equity	$673,808	$111,320	$(38,838)	$(55,990)		$690,300

See Notes to Unaudited Pro Forma Condensed Combined Financial Information.

COUPA SOFTWARE INCORPORATED

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED JANUARY 31, 2018

(in thousands, expect per share amounts)

	Coupa Historical	Hiperos Historical	Disposal of Alacra (Note AA)	Pro Forma Adjustments	Notes	Pro Forma Combined
Revenues:
Subscription services	$164,865	$30,327	$(13,813)	—		$181,379
Professional services and other	21,915	5,761	(2,445)	—		25,231

Total revenues	186,780	36,088	(16,258)	—		206,610
Cost of revenues:
Subscription services	36,481	12,344	(4,645)	(981)	BB	43,179
				(20)	CC
Professional services and other	23,425	5,230	(2,774)	(33)	CC	25,848

Total cost of revenues	59,906	17,574	(7,419)	(1,034)		69,027

Gross profit	126,874	18,514	(8,839)	1,034		137,583
Operating expenses:
Research and development	44,536	11,434	(4,872)	(100)	CC	50,998
Sales and marketing	88,722	13,781	(5,155)	1,329	BB	98,628
				(49)	CC
General and administrative	38,578	8,510	(3,700)	(88)	BB	43,286
				(14)	CC

Total operating expenses	171,836	33,725	(13,727)	1,078		192,912

Loss from operations	(44,962)	(15,211)	4,888	(44)		(55,329)
Interest expense	(502)	(203)	—	203	DD	(502)
Interest income and other, net	3,307	—	—	—		3,307

Loss before provision for income taxes	(42,157)	(15,414)	4,888	159		(52,524)

Provision for income taxes	1,648	—	—	—		1,648

Net loss	$(43,805)	$(15,414)	$4,888	$159		$(54,172)

Net loss per share attributable to common stockholders, basic and diluted	$(0.83)					$(1.02)

Weighted-average number of shares used in computing net loss per share attributable to common stockholders, basic and diluted	52,999					52,999

See Notes to Unaudited Pro Forma Condensed Combined Financial Information.

COUPA SOFTWARE INCORPORATED

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED OCTOBER 31, 2018

(in thousands, expect per share amounts)

	Coupa Historical	Hiperos Historical	Disposal of Alacra (Note AA)	Pro Forma Adjustments	Notes	Pro Forma Combined
Revenues:
Subscription services	$165,899	$23,963	$(10,630)	—		$179,232
Professional services and other	19,559	3,577	(1,327)	—		21,809

Total revenues	185,458	27,540	(11,957)	—		201,041
Cost of revenues:
Subscription services	36,937	8,776	(3,262)	(736)	BB	41,702
				(13)	CC
Professional services and other	21,492	3,493	(1,898)	(21)	CC	23,066

Total cost of revenues	58,429	12,269	(5,160)	(770)		64,768

Gross profit	127,029	15,271	(6,797)	770		136,273
Operating expenses:
Research and development	42,693	7,990	(3,422)	(63)	CC	47,198
Sales and marketing	76,862	7,665	(1,981)	997	BB	83,391
				(31)	CC
				(121)	EE
General and administrative	40,085	4,140	(1,712)	(66)	BB	42,338
				(9)	CC
				(100)	FF

Total operating expenses	159,640	19,795	(7,115)	607		172,927

Loss from operations	(32,611)	(4,524)	318	163		(36,654)
Interest expense	(9,276)	(137)	—	137	DD	(9,276)
Interest income and other, net	1,562	—	—	—		1,562

Loss before benefit from income taxes	(40,325)	(4,661)	318	300		(44,368)

Benefit from income taxes	(1,372)	—	—	—		(1,372)

Net loss	$(38,953)	$(4,661)	$318	$300		$(42,996)

Net loss per share attributable to common stockholders, basic and diluted	$(0.68)					$(0.75)

Weighted-average number of shares used in computing net loss per share attributable to common stockholders, basic and diluted	57,030					57,030

See Notes to Unaudited Pro Forma Condensed Combined Financial Information.

COUPA SOFTWARE INCORPORATED

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Description of the Acquisition and Basis of Presentation

On December 7, 2018, Coupa acquired all the outstanding equity securities of Hiperos for a purchase price of approximately $95 million in cash, subject to adjustments based on the amount of working capital of Hiperos and other matters for up to 90 days following the transaction closing date (the “Acquisition” or the “Transaction”). Immediately prior to the Acquisition, Hiperos distributed its existing 100% interest in Alacra, LLC (“Alacra”) to its parent Company, Opus Global Holding, LLC (“Opus”).

The unaudited pro forma condensed combined financial statements have been prepared based on the Company’s and Hiperos’s historical financial information, giving effect to the Acquisition and related adjustments described in these notes to show how the Acquisition might have affected the historical financial statements if it had been completed on February 1, 2017 for the purposes of the condensed combined statements of operations, and if it had been completed on October 31, 2018 for purposes of the condensed combined balance sheet. In addition, certain items have been reclassified from Hiperos’s historical financial statements to align them with the Company’s financial statement presentation. Hiperos prepares its consolidated financial statements in accordance with U.S. generally accepted accounting principles.

The Company accounts for business combinations in accordance with Financial Accounting Standards Board Accounting Standards Codification 805, Business Combinations (“ASC 805”). The preliminary fair value of purchase consideration for the Acquisition has been allocated to the assets acquired and liabilities assumed based on a preliminary valuation of their respective fair values and may change when the final valuation of the assets acquired and liabilities assumed is determined.

Accounting Policies

The accounting policies used in the preparation of this unaudited pro forma condensed combined financial information are those set out in the Company’s audited consolidated financial statements as of and for the year ended January 31, 2018. The Company performed a preliminary review of Hiperos’s accounting policies to determine whether any adjustments were necessary to ensure comparability in the unaudited pro forma condensed combined financial information. The Company identified differences in the timing of the adoption of Accounting Standards Codification Topic 606, Revenue from Contracts with Customers (“ASC 606”), as discussed below and certain amounts that have been reclassified to conform to the Company’s financial statement presentation, as described below. At this time, the Company is not aware of any other differences that would have a material effect on the unaudited pro forma condensed combined financial information, including any differences in the timing of adoption of new accounting standards. However, the Company will continue to perform its detailed review of Hiperos’s accounting policies and, upon completion of that review, differences may be identified between the accounting policies of the two companies that, when conformed, could have a material impact on the unaudited pro forma condensed combined financial information.

The Company adopted ASC 606, on February 1, 2018, utilizing the modified retrospective transition method whereas Hiperos, as a private company, had not adopted ASC 606. ASC 606 also includes Subtopic 340-40, Other Assets and Deferred Costs – Contracts with Customers (collectively, the “new standard”), which requires the deferral of incremental costs of obtaining a contract with a customer.

Based on a preliminary assessment of the new standard, the expected impact of adopting the new standard on Hiperos revenues is not material. The primary impact of adopting the new standard relates to the deferral of incremental costs of obtaining customer contracts, specifically sales commissions. Hiperos had historically expensed sales commissions as incurred whereas the Company capitalizes sales commissions that are incremental and recoverable under the new standard. These costs are deferred and amortized over the applicable benefit period. The unaudited pro forma condensed combined statement of operations for the nine months ended October 31, 2018 has been adjusted to reflect the deferral of incremental costs of obtaining customer contracts under the new standard related to Hiperos. The unaudited pro forma condensed combined balance sheet as of October 31, 2018 has not been adjusted for the deferral of incremental costs of obtaining customer contracts as the Company would not recognize such deferral as part of purchase accounting as it does not meet the definition of an identifiable asset under ASC 805.

Reclassifications

Certain amounts in the historical consolidated financial statements of Hiperos have been reclassified within the “Hiperos Historical” column in the unaudited pro forma condensed combined financial information so that Hiperos’s historical financial statements conform with the Company’s financial statement presentation. These reclassifications have no effect on previously reported total assets, total liabilities, and members’ equity, or net loss of Hiperos. As part of these reclassifications, depreciation and amortization expense has been reclassified to other financial statements lines consistent with the Company’s financial statement presentation. Additionally, approximately $2.53 million and $1.30 million have been reclassified from subscription services cost of revenues to sales and marketing expense on the unaudited pro forma condensed combined statements of operations for the year ended January 31, 2018 and the nine months ended October 31, 2018, respectively. A reclassification has also been made within the “Coupa Historical” column to present interest expense as a separate financial statement line in the pro forma condensed combined statement of operations for the twelve months ended January 31, 2018 to conform the presentation with the Company’s current financial statement presentation.

2. Preliminary Purchase Consideration

The total estimated preliminary purchase consideration as of December 7, 2018 is as follows (in thousands):

Purchase Price	$95,000
Less: Adjustments	(158)

Total estimated purchase consideration	$94,842

Since these unaudited pro forma condensed combined financial statements have been prepared based on preliminary estimates of the purchase consideration and fair values of assets acquired and liabilities assumed, the actual amounts recorded may differ materially from the amounts used in the pro forma condensed combined financial statements.

3. Preliminary Estimated Purchase Price Allocation

Under the acquisition method of accounting, the identifiable assets acquired and liabilities assumed of Hiperos are recorded at the acquisition date fair values and added to those of Coupa. The pro forma adjustments are preliminary and have been prepared based on preliminary estimates of the purchase consideration and fair values of assets acquired and liabilities assumed, and the actual amounts recorded may differ materially from the amounts used in the pro forma condensed combined financial statements.

The following table sets forth a preliminary allocation of the estimated purchase consideration to the identifiable tangible and intangible assets acquired and liabilities assumed of Hiperos with the excess recorded as goodwill (in thousands).

December 7, 2018
Current assets	$6,430
Intangible assets	17,585
Other assets	816
Goodwill	86,503
Current liabilities	(15,492)
Other long term liabilities	(1,000)

Total consideration	$94,842

4. Pro Forma Adjustments

Pro forma adjustments are necessary to reflect the acquisition consideration exchanged and to adjust amounts related to the tangible and intangible assets and liabilities of Hiperos to a preliminary estimate of their fair values, and to reflect the impact on the statements of operations of the Acquisition as if the companies had been combined during the periods presented therein. The pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as follows:

Balance Sheet Adjustments

A

Reflects the elimination of balances directly attributable to Alacra which was disposed of through a distribution to Opus immediately prior to the Closing Date of the Acquisition and not acquired by the Company.

B

Reflects cash consideration of $94,842 paid on the Closing Date of the Acquisition, of which $4,050 was paid to Hiperos’s lender to pay off the pre-existing debt, on behalf of the equity holders, in connection with the Acquisition (in thousands).

C	Reflects the recording of Hiperos’s property and equipment at fair value.

D	Reflects the removal of Hiperos’s historical goodwill.

E

Reflects the recognition of goodwill arising from the Acquisition which is calculated as the difference between the fair value of the consideration paid and the preliminary values assigned to the identifiable tangible and intangible assets acquired and liabilities assumed based upon the Company’s provisional purchase price allocation (in thousands). The goodwill is primarily attributable to increased synergies that are expected to be achieved from the integration of Hiperos. Intangible assets acquired from the Acquisition are expected to be partially deductible for income tax purpose.

F	Reflects the estimated fair value of identifiable intangible assets and related amortization expense adjustments, as follows (in thousands, except useful life):

			Amortization Expense
	Estimated Fair Value	Estimated Useful Life	Year Ended January 31, 2018	Nine Months Ended October 31, 2018
Developed technology	$10,000	6.0	$1,667	$1,250
Customer relationships	7,400	5.0	1,480	1,110
Trademarks	185	1.0	—	—

Total	$17,585		$3,147	$2,360

Less: Hiperos’s historical intangible assets, and amortization expense, excluding Alacra	$15,865		$2,887	$2,165

Pro forma adjustment to intangible assets and amortization expense	$1,720		$260	$195

Amortization expense related to trade names and trademarks is not reflected in the unaudited pro forma condensed combined statement of operations as it was determined to not have a continuing impact as the useful life does not exceed twelve months.

G	Reflects an adjustment to record indemnification assets and the related assumed liabilities for which the seller is responsible.

H	Reflects the accrual of transaction and other acquisition-related expenses that had been incurred through the Closing Date but not recorded in historical financial statements.

I	Reflects the elimination of Hiperos’s deferred rent balance.

J

Reflects an adjustment to record deferred revenue at fair value. The calculation of fair value is preliminary and subject to change. The fair value was determined based on the estimated costs to fulfill the remaining customer obligations plus a normal profit margin. This decrease is not reflected in the unaudited pro forma condensed combined statement of operations as it was determined to not have a continuing impact.

K	Reflects the elimination of receivables from Opus in connection with the Acquisition.

L	Reflects the elimination of Hiperos’s members’ equity.

Statements of Operations Adjustments

AA

Reflects the elimination of the revenues, cost of revenues, and operating expenses of Alacra which was disposed of through a distribution to Opus immediately prior to the Closing Date of the Acquisition and not acquired by the Company.

BB	Reflects the amortization expense based on preliminary fair value estimates for acquired intangible assets.

CC	Reflects the depreciation expense based on preliminary fair value estimates for acquired property and equipment.

DD	Reflects the elimination of Hiperos’s historical interest expense for the period as Hiperos’s pre-existing debt was settled in connection with the Acquisition.

EE	Reflects the deferral of incremental costs of obtaining customer contracts under ASC 606 related to Hiperos.

FF	Reflects the elimination of acquisition-related expenses that are included within historical general and administrative expense.